Sturm, Ruger & Co., Inc. 2016 Annual Meeting of Stockholders

May 3, 2016

C: C. Michael Jacobi; Sturm, Ruger & Co., Inc.; Chairman

C: Kevin Reid, Sr.; Sturm, Ruger & Co., Inc.; SVP, General Counsel, Corporate Secretary

C: John Cosentino, Jr.; Sturm, Ruger & Co., Inc.; Vice Chairman

C: Ronald Whitaker; Sturm, Ruger & Co., Inc.; Director

C: Michael Fifer; Sturm, Ruger & Co., Inc.; CEO

C: Christopher Killoy; Sturm, Ruger & Co., Inc.; President, COO

P: Joel Mosbacher; Do Not Stand Idly By; Representative

P: Mark Erickson; Erickson Trust; Principal Manager

P: Colin Moran; Abdiel Capital; Managing Partner

P: Brian Rafn; Morgan Dempsey; Principal

+++ presentation

C. Michael Jacobi^ Good morning and welcome to our first annual meeting here in North Carolina. The meeting will come to order. I am Mike Jacobi the Chairman of the Board of Sturm, Ruger & Co., Inc., and it is my pleasure on behalf of the directors and officers of Sturm, Ruger & Company, Inc., to welcome those present, including those attending the meeting through our webcast through 2016 Annual Meeting of Stockholders. As a reminder, please silence your cell phones during the meeting.

At this time, I would like to introduce and ask to stand the company’s other directors, John A. Cosentino, Jr., who is our Vice Chairman; Michael O. Fifer, who is also the company’s Chief Executive Officer; Sandra S. Froman; Terrence G. O'Connor; Amir P. Rosenthal; Ronald C. Whitaker; and Phillip C. Widman. Our company officers are Christopher J. Killoy, President and Chief Operating Officer; Thomas A. Dineen, Vice President, Treasurer, and Chief Financial Officer; Mark T. Lang, Group Vice President; Thomas P. Sullivan, Vice President of New Hampshire and North Carolina Operations; Kevin B. Reid, Sr., Vice President, General Counsel, and Corporate Secretary; and Shawn C. Leska, Vice President of Sales.

I would also like to introduce Jeffrey LaGueux and Craig Dent, outside counsel from Patterson Belknap Webb & Tyler. Andy Warren and [Brian Depala] are independent auditors from RSM US LLP who are available after the meeting to answer any appropriate questions you may have; and Philip Meyer, our stock transfer agent from Computershare investor services.

We will now conduct the regular business of the meeting followed by Mike Fifer’s presentation to the stockholders, and a question-and-answer period. Our agenda for the formal matters to be brought before the stockholders today will be as follows: one, to take care of the necessary appointments and documentations for the meeting; two, to establish a quorum; and three, to take votes on the items of business properly brought before the meeting. These items of business are: one, to elect eight directors to serve on the board of directors for the ensuing year; two, to ratify the appointment of RSM US LLP as the company’s independent auditors for the 2016; three, to hold an advisory vote on the compensation of the company’s named executive officers; and four, any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

As the company’s bylaws provide, I will act as chairman and conduct the meeting. Corporate Secretary, Kevin B. Reid, Sr. will act as secretary of the meeting and was appointed as Inspector of Elections before the meeting. As inspector, Mr. Reid will determine the presence of a quorum and serve as judge on all matters requiring a stockholder vote at this meeting.

Let the minutes of today’s meeting show all of the documents concerning the call and notice of this meeting are available here for inspection by any stock holder and will be filed with the records of the company, including a copy of the notice of availability of proxy materials, affidavit of mailing certifying that the proxy materials from mail to the stockholders of record of the company, the signed oath and report of the Inspector of Elections, and a list of registered stock holders entitled to vote at this meeting. We have previously supplied each stockholder of record with a notice regarding availability of proxy materials that contain instructions on how to access the company’s proxy statement and Form 10-K. Extra copies of these documents are available in the back of the room.

Additional proxy forms are available for any one here who has not submitted a proxy and would like to do so or for anyone here who has submitted a proxy that he or she would like to change. If so, please see Philip Meyer of Computershare at this time. If you are voting in person, you may give your proxy form to Mr. Meyer at any time during this meeting up until the vote is closed on the voting matter. In the interest of time, we encourage you to do so as soon as possible.

We would ask that all those present at the meeting sign the attendance book after the meeting is adjourned if you have not already done so. The bylaws of the company provide that a majority of the voting stock shall constitute a quorum for the transaction of business at this meeting based on proxies and stockholders present.

Mr. Reid, may we have the report of the Inspector of Elections on whether or not a quorum is present?

Kevin Reid, Sr.^ Mr. Chairman, the proxies received by the company, in connection with the 2016 annual meeting of the stockholders of the company, have been examined and they have been found to be in proper form. And they are present at the meeting in person or by proxy at least 17,483,552 shares or 92.2% of the share outstanding of the company which are entitled to vote, and such shares constitute a quorum for the transaction of business at the meeting.

C. Michael Jacobi^ Thank you. Because a quorum is present, this meeting will proceed. Mr. Reid, were there any additional stock hold or nominations or proposals for business for this meeting properly filed with you as corporate secretary in accordance with the advanced notice requirements of the company’s bylaws other than those already mentioned?

Kevin Reid, Sr.^ No, Mr. Chairman, there were not.

C. Michael Jacobi^ As a result, the business of this meeting is limited to the matters set forth on the agenda. Detailed information on each of the proposals is included in the proxy statement; copies of which are available in the back of the room.

The first order of business is to elect directors for the ensuing year. As indicated in the company’s proxy statement, eight directors will be elected at today’s meeting. Those directors receiving the highest number of votes or plurality of votes of shares present in person or by proxy at this meeting will be elected as directors of the company to serve, until the 2016 annual meeting of stockholders and until successors are duly elected and qualified.

As indicated in the company’s proxy statement, the Board of Directors has nominated the following persons to serve as Directors: myself, C. Michael Jacboi; John A. Cosentino, Jr.; Michael O. Fifer; Sandra S. Froman; Terrence G. O'Connor; Amir P. Rosenthal; Ronald C. Whitaker; and Phillip C. Widman. The company’s bylaws require that stockholders give advanced notice to the company in order to nominate any person as a Director. Because no such notice was received, I hereby declare the nominations for Directors closed.

The second order of the business on the agenda is the ratification of the Board’s appointment of RSM US LLP as the company’s independent auditors for the 2016 fiscal year. The affirmative vote of at least the majority of shares entitled to vote and represented in person or by proxy at this meeting is required to ratify the appointment of RSM US LLP as our independent auditors for the 2016 fiscal year.

At this time, I call upon John A. Cosentino, Jr., a member of our Audit Committee for the Audit Committee’s recommendation.

John Cosentino, Jr^ Mr. Chairman, I move that the action of the Board of Directors in selecting RSM US LLP as the independent registered public accounting firm for the company for 2016 fiscal year be ratified and approved.

C. Michael Jacobi^ May I have a second?

Unidentified Company Representative^ I second the motion.

C. Michael Jacobi^ Are there any remarks on the selection of the independent auditors? The third order of the business on the agenda is an advisory vote to approve the compensation of the company’s named executive officers as described in the 2016 proxy statement otherwise known as to say on pay vote. While the vote is not binding on the Board or the company, we will review the voting results and take them into consideration when making future decisions regarding the compensation of our named executive officers. The affirmative vote of at least the majority of the shares entitled for vote and represented in person or by proxy at this meeting is required to approve on an advisory basis the say on pay vote. At this time, I call upon Ronald C. Whitaker, the Chairman of the Compensation Committee, for the Compensation Committee’s recommendation.

Ronald Whitaker^ Mr. Chairman, I move that the compensation of the company’s named executive officers as described in the 2016 proxy statement be approved by advisory vote of the stockholders of record of the company as of March 14, 2016.

C. Michael Jacobi^ May I have as second?

Unidentified Company Representative^ I second the motion.

C. Michael Jacobi^ Are there any remarks on the motion to approve the compensation of the company’s named executive officers by advisory vote?

This concludes discussion on all formal matters to be brought before the shareholders, and we will commence to vote on these matters.

Kevin Reid, Sr.^ The polls are open as of 9:11 a.m. on May 3, 2016, for each matter to be voted on.

C. Michael Jacobi^ The time has come to vote on the matters properly before the meeting. Ballots will be passed on to any stockholder who desires to vote by ballot. There is no need for anyone to vote by ballot if he or she has already voted by proxy.

Kevin Reid, Sr.^ Is there anyone who wants to vote by ballot that has not already voted?

Seeing no one, the polls for all voting matters are now closed as of 9:12 a.m. on May 3, 2016.

C. Michael Jacobi^ The voting is complete. Accordingly, I will now ask the Inspector of Elections for a report on each vote.

Kevin Reid, Sr.^ Mr. Chairman, we’ve completed the tabulation of votes with the following results. On the proposal, the election of directors, I report that the following nominees have been elected as the directors of the company to serve until the next annual meeting of the stockholders by the majority of the shares present and voting. These are C. Michael Jacobi, John A.Cosentino, Jr., Michael O. Fifer, Sandra S. Froman, Terrence G. O'Connor, Amir P. Rosenthal, Ronald C. Whitaker, and Phillip C. Widman.

On the second proposal, the ratification of the independent auditors for 2016, [I report] that the majority of the votes present in voting was cast for the approval of RSM US LLP as the company’s independent registered public accounting firm for 2016 and their selection is therefore ratified. On the third proposal, the advisory vote on the compensation of the named executive officers as presented in the proxy statement, I report that a majority of the advisory votes present and voting was cast before the approval of the company’s named executive officers.

C. Michael Jacobi^ Thank you, Mr. Reid. The Chair declares that all proposals have passed by majority of votes cast. I now direct that Mr. Reid prepare a written report of the results of the election to be incorporated into the minutes of this meeting and include it in a Form 8-K. This concludes the formal business of the meeting.

In a moment, Mike Fifer will begin his annual meeting presentation, which will be followed by a brief question-and-answer period. In fairness to all stockholders attending the meeting or listening to the webcast, and in the interest of having a fair, informative, orderly, and constructive question-and-answer session, the following rules of conduct and procedures will apply. We have a microphone staged in the front of the room, please come to the microphone and identify yourself by stating, first, your name and city of residence; second, whether you’re an individual shareholder, proxy holder, or an authorized representative of an organization holding shares; and third, the number of share you hold or represent. Two, all questions or comments should be directed to the chairman of the meeting. Stockholders may address the floor only after they have been recognized. Three, stockholder questions or remarks must be relevant to the meeting, pertinent to the matters properly before the meeting, and briefly stated within the maximum time limit of two minutes. Four, the meeting is not to be used as a form to present general, economic, political, or other views that are not directly related to the business of the company. The views and comments of all stockholders are welcome. However, the purpose of the meeting will be observed, and the Chairman will stop discussions that are irrelevant to the business of the company or the conduct of its operations; related to pending and threatened litigation; derogatory references that are not in good taste; unduly prolonged, longer than two minutes; substantially repetitious of statements made by other stockholders; or discussions related to personal grievances. Five, the Chairman will consider the violation of these rules caused for expulsion from the meeting.

Thank you for your cooperation. I would know like Kevin Reid, our Vice President and General Counsel, to read the cautionary statement. After which, Mike Fifer will begin his presentation.

Kevin Reid, Sr.^ We wish to remind everyone that statements made in the course of this meeting that state the company’s or management’s intentions, hopes, beliefs, expectations, or predictions of future are forward-looking statements. It is important to note that the company’s actual results could differ materially in those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company’s SEC filings, included but not limited to, company’s report on Form 10-K for the year ended December 31, 2015 and Form 10-Q for the fiscal quarter ended April 2, 2016. Copies of these documents may be obtained by contacting the company or the SEC or in the company’s website at www.ruger.com/corporate or, of course, at the SEC website at www.sec.gov.

We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form-10K for the year ended December 31, 2015, and our Form 10-Q for the quarter ended April 2, 2016, which are posted on our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Mike?

Michael Fifer^ Thank you, Kevin. Good morning. My name is Mike Fifer. I’m the CEO of your company, and welcome to our annual meeting for 2016.

All right, I got a little confused there, but let’s get started. All right, here are the main considerations: the core principles with which we drive the business; high value proposition for our consumers; sales driven through innovation; the bottom-line driven through lean methodologies; and capital allocation, discipline, and operating with a very conservative balance sheet. We’ll touch on each one of these as we go through the presentation.

On June 24 1916, Bill Ruger, Sr. was born. This would be coming up on this 100th anniversary of his birthday. We make rugged, reliable firearms for responsible citizens -- that’s our motto. That’s how we operate our business -- and firearms that the average person can afford. That’s how the company started in 1949, and that’s how we still operate 67 years later. We started with one product, Bill Ruger’s standard pistol, which is shown here, and today we have the broadest product line in the industry. We do not offer the lowest priced product or the fanciest products, but we do offer great innovation and the highest value for the consumer.

One example is our new Precision Rifle shown here with Carissa, and it looks like 1,400 yards she hit the plate. Long distance target shooting is a lot of fun but very few people can participate in it, and one of the principal reasons is that the entry level firearm for that costs in the $5,000 to $7,000, and that’s before you put expensive optics on it; so not many people could participate. So, as we do very often, we kind of reinvented the game. And here you have a gun that I think the MSRP is somewhere in the $1,400 range. So, a lot of people can participate in it. And it’s an awful lot of fun that even if you don’t have access to a long distance range, you can have a lot of fun at a 100-yard range in your local community. You can shoot at tighter group than you’ve ever shot in your life. You get all your buddies to come over, and ooh and ah, and let them borrow it, let them shoot at the tightest group they’ve ever shot in their life.

This is what Ruger does: really high value through great innovation. Here’s Nicky at the Mayodan plant when they were assembling the very first gun only 60 days after they opened the factory. We build American-made products with over 500 models; about 300 of those are cataloged SKUs and the rest are specials. We sell through two-step distribution to 18 independent federally licensed firearms wholesalers. We make products in American factories. We pour metal, we cut wood, we assemble guns. We're basically an industrial manufacturer of great consumer products.

In addition to the three firearms factories in Newport, New Hampshire, Prescott, Arizona, and Mayodan, North Carolina, we also have an investment castings division in Newport, New Hampshire and a metal injection molding division at St. Louis, Missouri. This is Garry from our Prescott factory.

We take pride in being an American manufacturer. We source almost all of our raw materials and components in the U.S. We design and build our firearms in American factories with more than 2,000 employees; many of them skilled craftsmen and engineers. We pay our taxes and we keep our cash in the United States. There are no tax inversions or off-shoring for us. We are good citizens, and we understand that manufacturing, that is the conversion of raw material into something useful, is the core foundation of any successful economy including ours.

I'm going to talk a little bit about the nature of our business. We operate in a highly cyclical industry, but one that appears to be growing overall when looking at the trends in demand over the last 10 years. Because of the cyclicality of the industry, we operate the business in a very conservative fiscal manner. Our goal is to maximize earnings over the long term not over any individual, year, or cycle. We achieved financial leverage and we repurchase stock only when its price is clearly below the intrinsic value of the company. We avoid overpriced acquisitions that are made for the sake of impressing Wall Street. We issue dividends that are a percentage of earnings rather than committing the company's cash flow to a fixed dividend, and we make capital investments that we believe will drive long term growth.

Our industry appears to have been growing overall during the past 10 years as the number of new shooters has steadily increased, as the demographics of shooters have broadened, and as many states have embraced more favorable gun rights laws, particularly, concealed carry laws. During this time frame, there have been some significant ups and downs in demand as political rhetoric and threats have spurred demand above the underlying normal rate of demand. These spikes in demand have then been followed by periods when demand retreated as the threats to gun rights failed to materialize to quite the degree that had caused the spike in the first place. The phrase “Everything reverts to the norm” is probably true in our industry as illustrated by this graph. This graph shows the volatility and quarterly sell-through of our products from the independent wholesale distributors to the federally licensed retailers.

We've drawn a straight line in to illustrate the overall growth in demand. There is however no science or clever mathematical formula or regression behind that line. So please do not over interpret it. It merely shows that in spite of the cyclical nature of demand for firearms, the overall demand appears to be growing with time.

Following three strong years of demand for the company's products, 2011, 2012, and 2013, 2014 saw a sharp decline in the second half. Basically, demand collapsed in the third quarter. In 2015, demand returned to more normal seasonality as you can see somewhat by the revenue numbers up there for the last five quarters. But nonetheless, 2015 was a recovery year in the cycle until very late in the year when we observed a significant spike in demand. This spike in demand was strongly correlated to the tragic terrorist activities in Paris and San Bernardino. Demand for firearms for self-defense and concealed carry increased dramatically, and that demand continued through the first quarter of 2016.

In the past couple of weeks, there have been some early anecdotal hints that maybe the spike in demand might be easing and that the normal seasonal pattern of demand might be taking hold. It is however an election year, and the rhetoric from both sides is likely to continue keeping consumers aware and thinking about their firearms rights. One little note about the quarter just ended. It was the second highest revenue we've every enjoyed and the third highest earnings. See there, the earnings were $1.21. I think there were two other quarters during the last big peak that we’re -- one was $1.20 and one was $1.22.

This graph shows a couple of things. One, it shows the very high operating leverage in our business. And what do I mean by that? When sales go up, we get a disproportionate increase in earnings, and when they go down, we get a disproportionate reduction in earnings. It also shows some of the benefit of using lean practices in our business. One of those practices, especially for the folks who went on the tour yesterday of the factory, it’s called standard work, which describes a work loop in a super cell and how long it should take and what the output should be. That helps us have fairly constant labor content in our products even when volume varies up or down significantly.

And so, you'll see as we implemented lien over the years, we got better and better. And even with a great reduction in volume, we only had a minor spike. And even this wasn’t so much caused by the reduction in labor as it was caused by the opening of the Mayodan factory. It took a little while to get critical mass in Mayodan, okay?

And this graph shows the operating leverage in our business on non-personnel overhead, as well as the startup of the Mayodan factory. And you see in late 2013 and through 2014, we made our big investment in Mayodan, we brought on a lot of equipment and people, space, electrical resources, all kinds of stuff. And it took quite a while before it started really producing enough volume to pay for itself. So that's the spike here. And here's the benefit of lien, right across here. We invest for the long term growth of the business, and we do not try to over react to short term cyclicality.

Chris Killoy, our President.

Christopher Killoy^ Thanks, Mike. All right, what I'd like to show here is a graphic from NSSF or our trade association. It shows in pretty good detail the broadening demographic of our customer and our users. See the average age decreasing, we see a lot more women shooters, we see more folks from urban and suburban areas, and we see fewer folks that hunted prior to their first purchase. There are also a lot of folks getting started older. They weren’t necessarily raised in a shooting family or a hunting family. They got started a little later but we watch this very closely with our friends at the NSSF.

This slide here repeats what Mike said earlier. When you think about it, the availability of firearms in the United States is going up over time. This goes back to 2001. It shows firearms manufactured plus imports, less exports. And, again, it shows through 2014, we don’t have 2015 production data yet, but it does show that long-term trend increasing over time despite the political ups and downs.

Another interesting graph that many of you look at, the monthly NICS data, National Instant check system administered by the FBI. The NICS checks show a thoroughly repeatable pattern, but what's interesting is there appears to be a seasonal pattern to the consumer demand. There's a lot of volatility in that demand on top of that seasonality. So, while there have been some significant ups and downs in demand as political rhetoric and threats have spurred that demand above the underlying normal rates, these spikes in demand have been followed by periods where the demand actually retreated as the threats to gun rights failed to materialize. And as Mike said earlier, the phrase “Everything reverts to the norm” is shown here again.

This graph shows the growth of Ruger over the past seven years compared to the growth in NICS checks during that same period of time. So how do we then grow faster than that overall underlying consumer demand? And that answer is new product development. We use innovation as Mike said to drive demand. One thing we often cite is the growth in our engineers. We have about 120 engineers on staff today. About 50 of them are actively working on new products and R&D. In 2006, we had about 17; so tremendous growth in our engineering staff. Some of you that went on the tour with the folks over in our plant in Mayodan, we're fortunate enough to meet some of those engineers, and they're doing great stuff for our company.

One of the key aspects of our new product development is what we call voice of the customer or VOC. That's where we're spending time at the retail counter, spending time at tradeshows, and spending time at the range trying to find out what customers want. It's a lot easier to deliver great products when you really listen to your customers and know what they're looking for.

Shown here is one of those great engineers hard at work on a new product, our new product engineering development. We're always striving for rugged, reliable products from Ruger. And, again, as Mike mentioned earlier, we make them – we strive to hit a price point that the average person can afford.

We've invested in the tools to accelerate our new product development. Shown here are some wax patterns made with our 3D wax printer, which dramatically cuts the time needed to prototype our investment in cast parts. And we don’t hesitate to spend those capital dollars on not only new infrastructure and machines but also the R&D needed to keep up with our exciting new products. And you can't build those rugged, reliable products without field testing them. This is a photo of the very popular Ruger Precision Rifle being field tested down in Texas, and we built them to last.

Talk a little bit about two-step distribution. We use our distributor relationships to take and hold inventory for these launches, enabling a smooth transition to retailer and consumer sales when we decide to launch a new product. We're a reliable partner to our customers. We have 18 firearms distributors. We are one of the only true two-step manufacturers and sellers of firearms in the U.S., meaning we sell through federally licensed wholesalers, who then sell them to federal licensed retailers. This reduces the business risk of our partners and makes them want to continue to do business with us.

We also protect the value of our customer's inventory through our consistent and very disciplined pricing policies. They know their inventory of Ruger products is safe. And on a rare occasion when we do a price decrease, we protect their inventory, again making them, helping them stay committed to the Ruger product line.

Shown here in this picture is one of our distributors, their sales floor. The independent wholesale distributors really leverage how we go to market through their sales staffs; their ability to extend credit with strong retailer relationships. It would be incredibly expensive for us to try to duplicate what they do. Remember, this is one of 18 of our distributor partners. And they are very good at it and very efficient. It's key to have new products available when they are announced. We ship them to the distributors in advance. They in turn solicit orders from retails prior to our new product announcement. So when we make the consumer announcement via e-mail blast, press releases and things like that, we want to make sure the product is available at the retailer on the weekend immediately after that product launch.

Our immediate partners are a big part of a successful launch. The initial word goes out on our website via emails, but there's still a good push in demand when our products get the cover of a good magazine. Our staff works very hard with the key folks within the media whether it's print, web-based or TV to plan those launches ahead of time. But we try to stay very disciplined and not leaking that until we're actually ready with product available to ship and ready to go with our full up consumer launch.

And we get a lot of a covers. We really do. And there are some great ones up there. I'll scroll through a couple of these. A few more, lots of covers, lots of cool product. I was overwhelmed the other day when I was just going through a checkout line, and I saw three magazines on the front row, firearms related, all three of them had the Ruger American Pistol. So I found that pretty cool and pretty gratifying.

And finally, we back it up with our legendary, world-class customer service. There's no better asset in the company in terms of selling Ruger products than our folks in customer service. They do a great job at each of our facilities. Some of you on the tour yesterday saw some of the folks hard at work in the customer service at Mayodan. We have actually larger teams in place at both Newport and Prescott.

So recently we had three new product platforms, more than 20 new product line extensions and over 100 distributor exclusives. And those distributor exclusives are key to giving our customers a wide variety of product to sell as well as to differentiate and maybe have a little extra margin from their competitors. Three of those product platforms: the Ruger Precision Rifle, the Ruger American Pistol, and also our Silent-SR .22 long rifle sound suppressor.

Ruger Precision Rifle was shown here. As Mike mentioned, really, this brought long-range target shooting to a new, affordable price point. If you were looking at a price point of $5,000 to $7,000 not too long ago, now you're looking at suggested retail around the $1,400 mark. And, again, even if you can't get out to a 1,400-yard range, like we saw Carissa in the picture earlier, just at the 100-yard range, if u can maximize those groups, you're going to have a great time with this Rifle. And you saw it was recently named the NRA Rifle of The Year for 2016.

The Ruger American Pistol just launched in January. This new handgun platform was launched partly with a design spec that was grounded in the army's modular handgun system. The Ruger American Pistol is already distinguishing itself with consumers. But also with, again, some of its competitors, we’ve recently received reports from several law enforcement agencies that have the gun in initial uses that find it much easier to qualify than with some of their other existing brands that they might have had prior to the Ruger American Pistol launch.

Silent-SR sound suppressor. Best-in-class sound suppression, size and weight, along with ease of disassembly, really makes the Silent-SR achieve benchmark status very early on in this thread-on sound suppressor market. The Silent-SR is a perfect companion to any Ruger pistol or rifle with threaded barrels. And, again, this is gaining a lot of popularity throughout the U.S. There are a lot of initiatives to make sound suppressions more available. Frankly, they are very available in restricted countries in Europe, but in the U.S., they are not as much, not as available, and we’re seeing that trend reversing. So we think we’re well positioned to grow in this product category.

I mentioned the 20 new line extensions. The SR-556 Takedown, a gun that was started up in the Newport plant but now made right here in Mayodan. The Mini-14 Tactical Rifle, this is an example of mature product line, the Mini-14 line, now chambered in 300 Blackout, which is a new and edgy cartridge, but again in an older platform kind of modernize that Mini-14 product. 77/17 is chambered in the .17 Winchester Super Mag. Again, an existing product platform for Ruger, the 77/17 has been around for a long time, but an exciting new cartridge that actually came out of the nail gun industry that Winchester modified to get great external ballistics and again a great platform for this particular cartridge.

Two new line extensions for the Ruger American Rifle, the Magnum Series, so we can get in the .300 Win Mag and some of the other Magnum cartridges and also the addition of the Vortex Crossfire Optics on the gun. Again, the Ruger American Rifle has really done a great job expanding our presence in the hunting category as we move through different material finishes, calibres, and some of these other options. We’re going to continue to see growth in this category.

And then Ruger American Rimfire, you saw this. And a lot those who went on the tour yesterday, you saw this over at Mayodan. Now, with a wood stock, recently named the Rifle of the Year by the American Rifleman in 2015. So, as you saw in the operation in Mayodan, we have different materials, we’ve got the dipping operation, we’ve got Cerakote. There’s lot of things you can do on mature and stable product line to keep them exciting and interested for our customers.

10/22 Collector’s Series, another variation we did recently; that was in 2015. And the Takedown, 10/22 Takedown with target barrel. This is an example of listening to our customers and taking that voice of a customer. We heard this back over the counter. We said, why don’t you take that target barrel, why don’t you thread the end of it and put them in Takedown configuration? We did. It looks great. A lot of fun for our customers.

And the 22 Charger, actually a variation here shown as a Takedown version, this is a variation on our classic 10/22 platform. That’s where the chassis came from. And, again, a lot of fun for our customers. You put a red dot optic on there, go to the range. This is a lot of fun. People say, what’s the reason for it? It’s a great gun to have fun with. Get out to the range, you’re going to introduce new shooters, and you’re going to enjoy your time there.

Another very fun gun, a 22/45 Lite, made at our factory out in Prescott, Arizona. Shown here in the green anodized ventilated barrel and some of the other configurations you see and we’ve made since 2012 all the way up through 2015. Somebody asked me the other day, what’s the purpose of those vents? I said just so it looks cool.

And the SR22 pistol gun initially started its life out in a Prescott plant, now made here in Mayodan; [an extra] went from 3.5-inch to a 4.5-inch barrel. This gets us into Canada where there is a requirement to have a barrel length in excess of 4.125 inches. So this not only gets us into the Canadian market in a bigger way as well as it provides a longer sight radius for our customers to use this gun in some of their target competitions.

And then the LCR, a very successful lightweight carry revolver, comes out of our Newport factory, now available in the .327 Federal Magnum calibre in a six-shot configuration. So you go from a five-shot in .38 to a six-shot in a .327. It also allows you to use the less recoil intensive calibers like .32 Magnum. So this gun here has seen a lot of great acceptance at the retail counter. And, again, the .327 Federal Magnum also in our stainless steel version of a small compact revolver, the SP101.

And another very cool gun, GP100, a 10-shot. So, again, a 10-shot GP100, a lot of fun when you go to the range, and, again, it’s a great configuration. You get that partial underlug on the barrel, a good-looking gun, and one that I think you’d enjoy it when you get it out to the gun club.

One of my favorites, the Ruger Redhawk, now available in the dual-caliber configuration, .45 Colt or .45 ACP. When you use the .45 ACP, which is a pistol cartridge, you use the full moon clips for extraction, and again, a lot of versatility, great product, and good-looking gun.

Another – one of the handgun of the year winners, our New Model Super Blackhawk, two calibers, available in .454 Casull or the .480 Ruger. And this is not only a great looking gun, this is a thumper. This is a big bore, single-action gun made up in our Newport factory. And that’s one of the things, we don’t ignore some of those product niches like single-action revolvers. They are a big part of our business. They may not be as in the news or as popular right now at retail as concealed carry products or the MSR platforms. But, again, single-action revolvers are something that we continue to innovate.

And we also have over 100 distributor exclusives. In all of these, the distributor makes a better margin, as I mentioned, on these products and therefore puts their own marketing and advertising behind them. Often, that results in units being sold, more units being sold than if we just listed in a catalog as a generic or standard SKU.

Some of these are really neat variations of existing products built to help our industry partners, like this one, the Davidson’s NRA special. It’s a special project we collaborate every year with Davidson’s to raise funds for the NRA through a limited edition firearm. Over the history of this project, Davidson’s has raised more than $1 million, and Ruger has matched those funds over the years. So, again, some cool collectible products also doing good for our industry.

Some are simply unique. This is a dipped version of popular guns, Muddy Girl Camo. And this is one that we make right here in Mayodan, and those of you that saw the tour saw that dip line where we add that film so we have a lot of capability to use different camo patterns and different configurations on existing product lines.

Some are very specific requests. This is a wood stocked version of the American Rimfire, Farmer Edition, with really some very attractive laser-cut engraving on the wood stock. And this is done by our distributor partners at TALO. This rifle is a beautiful gun, and again, gives us distributors that are part of the TALO group something to differentiate themselves beyond the standard product and hopefully make a little bit more margin.

And we even have special calibre guns that will work with Lipsey’s, for example, one of our big distributors. And they might not have a huge place in our catalog and they’ll do better as a distributor exclusive. In this case, the convertible cylinder .357 and 9 mm cylinder is available on the Blackhawk Convertible. So, again, a lot of fun, a lot of variation, keeps interesting for our distributors and their retail customers.

And with that, I’d like to turn it back over to Mike.

Michael Fifer^ We’ve covered innovation, which is the first of our three core elements of our strategy and talked a little bit about lean and showed it to you all yesterday. That’s the second of the three core elements of our strategy. And disciplined capital allocation is the third of the three core elements of our strategy. I said before we operate in a very cyclical industry, and so we operate financially in a very conservative basis. We pay our suppliers promptly and we expect to be promptly paid by our 18 customers. Consequently, we have largely avoided any major credit issues because of this policy. Our accounts receivable are 99.5% current.

The one metric that never lies is inventory. If you’re looking at a company to try to analyze whether they’re lean or not, look at their inventory figures. When you walk out on their shop floor, look for buckets of WIP. Our improvement in inventory turns over the last five years has helped us avoid $19 million in increase in raw and WIP inventory. But over the full 10 years we’ve been working on lean, it saved us $175 million, which is then available to reinvest in the business and to return to our shareholders.

I said that we operate in a cyclical business a bunch of times here, and cyclicality is the challenge for lean processes. Lean likes nice, even, steady production. So how do we deal with that? We try to level production as much as we can to the ups and downs of demand, and flexing our quantity of finished goods is the best way to achieve that, both at Ruger and at the distributor.

One of the things we’ve talked about in the past is we aim for six turns at the distribution. And that’s so that when there are spikes in demand, they can respond quickly to the retailers. And at the current run rates, if you did six turns, they ought to have over 300,000 units in inventory and they right now have only just over 200,000 units. So there may be a little bit of opportunity in there.

One other interesting thing about how we handle inventory and allocation is that slow periods are the only chance for one of our wholesale distributors to really pick up market share because when things are active, all the product is allocated not just the latest newly developed product. And so, I mentioned very early in the conversation that there are some hints that the spike that we saw after December may be slowing down and returning to see normal seasonality. That’s the big opportunity for the distributors to step up and take on inventory because you could hypothesize once the election happens, all the inventory may be allocated, and they won’t have any chance after that. They’ll just get their allocated share and they can’t pick up one extra bit of market share. Now is their big chance this summer.

In 2007, I presented this slide to you at my first annual meeting. And it’s hard to read in the gray there, but it says, the company will use its cash to generate shareholder value or it will be returning to the shareholders. We use it for new product expansion and maintenance, and we’ve invested right now $238 million in CapEx since I started at the company, and it has all been funded from operations. And what did we achieve with that? In terms of total sales since then, we’ve had sales of a little over $3.4 billion over those years, of which $2.2 billion is incremental to the run rate we are at when we started. So that $238 million has really enabled us to go a long way.

Our policy on share repurchases is very simple and reliable. We will only buy back shares when they sell well below our estimate of the intrinsic value of the company. This produces the greatest benefit for our long-term shareholders. And by that, I mean the shareholders who were there before the share buyback and who remained with the company after the share buyback.

In the history of our stock repurchases, you’ll see that the prices vary, but the common denominator is that we felt the trading multiples at the time we made the purchases really undervalued the company. And you can sort of see here we’ve got an EBITDA multiple graph, and you can see where our two most recent stock repurchases happened and they were at a low point in the trading multiples and well below where we normally trade.

Here’s the history of our cash balance with a few stock repurchases identified as well as the one time we did a special dividend. So how do we decide which to do? If the stock seems to be trading at a price well below the intrinsic value of the company, we buy stock back. If the stock is somewhere in a fair and reasonable range, we don’t buy stock back. But if we end up sitting on a lot of cash, you see that last time we had that, we went ahead and did a special dividend.

Our commitment to the shareholders is the same time as it was in May 2007. We’ll do our best to use the cash to generate shareholder value, but if we end up with more cash, then we can responsibly employ, we’ll return it to the shareholders.

In the past year, Ruger has paid quarterly dividends totally $24 million to our shareholders based on our 2015 results of operations. And on May 27th, we’re going to pay another $9.1 million in dividends based on our first quarter of 2016 results of operations. Our dividend practice bears some explanation because it is uncommon but we think it benefits our shareholders and protects Ruger from issuing dividends that are disproportionate to our earnings during periods of rapidly changing market conditions.

Our quarterly dividends are based on a percentage of earnings each quarter and therefore the amount paid varies each quarter. And you can see when we got started, we initially dividend it out about 25% of earnings. And what we concluded over that time was that we were healthy and strong enough company that we could fund all of our working capital needs and our CapEx, and we could increase the dividend to 40%, which we did looks like back in early 2012. And you could remember back to that cash slide, we’re still building cash.

One of the reasons that I encouraged increasing our dividend like that and why I have encouraged the special dividend when we had lot of cash is that I firmly believe our shareholders will make capital available to us if we come up with the great opportunity at some point when we need more. Unlike some companies that sit on vast amounts of cash or park it overseas, we’re not doing any of that stuff. I trust you, our shareholders will help us if we need it; and in the meantime, I’m sending the extra cash back to you.

Since early 2007, we’ve returned $302 million to our shareholders. Our market capitalization has increased by over $1 billion. And at the end of the first quarter, we had $80.5 million and we have no debt.

This graph shows five-year shareholder return ending on December 31 of each year shown. So, for example, on the five years that ended December 31, 2010, if you had invested in Ruger for those five years, you would have had over 200% return, and then we ratcheted up one year for the five years ended 2011 almost to 400% return. And since we’re in right in the middle of the Russell 2000, we use that as a comparable index. And had you done the same thing, made the same investment in the Russell 2000, you would’ve had substantially less return than had you invested in Ruger.

For shareholders who have stayed with the company for an extended period and persevered through the cycles, the rewards have been significant. We can’t promise it will always remain that way, but we encourage you to read our filings, study the company, look at how we do business, maybe it will tell you like-minded investor friends that it’s pretty good owning shares in a gun company.

These are straightforward, the dates of our next investor communications, and then a summary of why we think Ruger is a good investment. And high value proposition for our consumers, very simple strategy: drive sales through innovation, drive the bottom line and free-up assets through lean, and operate the company very, very carefully and conservatively financially. And I think these are [Friday’s] numbers, and current numbers are probably little bit better.

And with that, Chris and I would like to take your questions.

+++ q-and-a

C. Michael Jacobi^ At this time, we will open the floor to questions from members of the audience who are here in person. Anyone wishing to ask a question should stand up and come to the microphone. After being recognized, please identify yourself to the chair. Your questions will then be addressed before the meeting. Please limit your questions to corporate business and make them no longer than two minutes to allow us time to address all questions. Are there any questions?

Joel Mosbacher^ Yes. I’m Rabbi Joel Mosbacher from Oakland, New Jersey. I’m here with Donna Weinberger and Reverend [Tim Condor]. We’re here for Do Not Stand Idly By to reduce gun violence in America. 40% of the guns purchased in this country every year are purchased by our Police and Military, and so we think there is a great opportunity for Ruger to be a leader in working with Police and the Military in reducing gun violence in America. That’s why we’ve developed relationships with 85 public officials across the country, mayors, police chiefs, sheriffs, and governors, who are big purchases of weapons, who have said that they want to work with gun manufacturers who are going to work to control their dealer networks and control their bad apples dealers, and also innovate in the area of smart gun technology.

We’ve issued a request for information on behalf of those 85 public officials to Ruger and the other major gun manufacturers. We would like to ask if Ruger would meet with those public officials and also respond to the request for information. We think this is a great opportunity for Ruger to be a leader and to make money, and to innovate in the ways that you do.

C. Michael Jacobi^ OK, I’ll ask Mike to address that.

Michael Fifer^ Rabbi Mosbacher and your guests, thank you for coming. I want to recognize you for coming here. We know you care very deeply about these issues. We put a lot of thought into them, and you have my utmost respect for that. I received your request for information, and I will certainly read it and take a look at it. Thank you.

Mark Erickson^ Good morning, I’m [Mark Erickson] I’m Principal Manager of the [Erickson Trust]. We hold about 1,000 shares in Ruger. First, I want to thank you for your conservative management of the company. A company without debt today is an outlier in the industry. I think it works and I think you’ve proven your responsibility here.

I’m also an NRH certified instructor and a certified DOJ instructor in North Carolina. I believe education is a very important aspect of what we do with firearms in our society. And I don’t think enough people actually take the education that helps them stay sane. So I want to thank you very much for your offering instructors discounts on firearms so that we can present Ruger firearms to students. And I’ve asked you to do anything you can to help encourage and support education in the future. Thank you.

C. Michael Jacobi^ Thank you.

Colin Moran^ Hi, I’m Colin Moran at Abdiel Capital, and we have I think about 400,000 shares. I’m interested in hearing you talk about the product development process and what, if any, bottlenecks you found in over the last, sort of, six to 12 months and what you’re able to do about them? And I have another question, too, should I stay up here?

Michael Fifer^ Yes, absolutely.

Colin Moran^ Okay.

Michael Fifer^ Well, the product development process, we’re constantly trying to innovate not only the products, but we’re actually spending a lot of time reassessing and trying to relearn the lessons learned from the process itself. One of the challenges is making sure that designs we come up with are robust enough to get through our own internal trials, make sure we’re benchmarking against best in class. We think we’ve dramatically improved where we were eight or 10 years ago, but we still have a long way to go. We’re still typically frustrated with the length of time internally that would take us to get new products out the door.

Usually there are some extra [do moves], if you will, where we go back and have to relook at that design to challenge ourselves. And what we try to do is make sure we have a session after the fact as that say what could we have done better. So we’re constantly trying to evaluate not on the products but at the process itself to try to add some more rigor to the upfront design challenge. And we’ve invested heavily in the number of engineers we have. But even when you invest in a new engineer, we have a very aggressive manufacture engineering interim program at all three of the facilities, we’ve got some great young talent coming through the pipeline, it really takes a while before they can begin to produce and generate great new products.

So the pipeline takes a while to develop. We’re constantly trying to refresh and learn from our mistakes and our shortcomings, and I think we continue to get better. The real challenge remains -- this top engineering challenge that you are trying to come up with creative things that haven’t been done before, make sure they resonate with the consumer, make sure they are safe and reliable, and it’s in a relatively small inexpensive package. So it’s a tall challenge for our engineers and our manufacturing teams.

Colin Moran^ Okay. I also wanted to ask about the way you think about acquiring a company, let’s just hypothesize, I don’t know if this is on your menu at all, but let’s hypothesize, you were thinking about something a little bit outside your field like an (inaudible - microphone inaccessible) company and manufacturer. And I’d just be interested here how you think about acquiring the company versus hiring the engineers and developing the product yourself. That’s all I got.

Michael Fifer^ Okay. First off, when it comes to acquisitions, we believe that our shareholders can diversify your investments much better than we can do it for them. We don’t think we offer any advantage to the shareholders if we go out and buy a lot of different vaguely related companies. And we all know one conglomerate in our industry that did that, and then I think now more recently has been shedding some of those acquisitions because they turned out not to be terribly synergistic. And so, we’re going to kind of stick to our knitting. We’re going to stick to firearms and possibly ammunition because we’ve learned a hard way that sometimes our firearm sales are badly limited because like ..22 long rifle ammo is really hard to find.

But the next question is sort of make versus buy. And pretty much every firearms company we’ve looked at is grossly overpriced. And so, we haven’t ever bought a firearms company. We always come back and conclude that we can hire half a dozen more engineers and innovate, create better products than the ones that the company where we’re looking at to acquire. And so, so far, we haven’t found the right formula for one to buy. Everything’s pretty much too expensive. And sort of stretching off philosophical thoughts on it here, I think with the interest rates as low as they are that you got private equity driving prices of companies up far too high for those prices to make any sense for us, and I think when we return to what I view of at my age is more normal interest rates, that will bring prices down into a more rational level and maybe one day it will make more sense to buy one than to just add engineers and develop internally. But right now, our very highest return on investment is internal product development.

Brian Rafn^ Brian Rafn, Institutional Principal, Morgan Dempsey Capital Management in Milwaukee, Wisconsin. We’re obviously shareholder. I have shares in family and personal accounts also. We have been at 27-year shareholder of Sturm, Ruger.

A couple of questions. One, kind of the future, Mike, relative to the shotgun market. The number two, maybe you could talk a little bit some of the impetus with $15 minimum wage. Does that affect any of your lowering shop labor? And many years back, you set kind of a 30% [bogey] relative to new products as a percentage of sales. As you get the $700 million in sales, large number, is it possible that may be you might draw that back in a little because it’s large? Thank you.

Michael Fifer^ Brian, kind of three questions. One, I can answer very quickly. Anything related to the future or future products, you know by now I won’t answer that.

I think one of the questions was about the $15 an hour wage. That hasn’t affected us. One thing we do is we have a lot of variable compensation for all our employees, including our most junior hourly employees. We offer profit sharing to virtually everybody in the company, and everybody gets the same percentage of their base wages. And so, for example, if it adds up to 10 days of pay this quarter, everybody gets 10 days of pay. It includes the most junior person right up to me.

So, I think by and large, a lot of our employees, when you are throwing over time and profit sharing and -- all but the very most junior also eligible for modest annual bonus, well, I’m guessing that they’re probably making more than $15 an hour; so it probably wouldn’t be an issue but none in the states in which we operate has there been any talk of it. So I don’t see that changing the economics of the business materially for us.

Oh, percentage in new products, I’m sorry. You got to have stretched goals.

C. Michael Jacobi^ The questions, there being no other business to come before the meeting, I’ll ask for motion to adjourn.

Michael Fifer^ Mr. Chairman, I move that 2016 annual meeting of stockholders of the company be adjourned.

Unidentified Company Representative^ I second the motion.

C. Michael Jacobi^ May I have a voice vote on the motion?

Unidentified Company Representative^ Aye.

Unidentified Company Representative^ Aye.

Unidentified Company Representative^ Aye.

C. Michael Jacobi^ The 2016 annual meeting of the shareholders of the company is hereby adjourned. On behalf of the board of directors, I would like to thank you for attending the meeting and for your continued support of the company. Thank you.